                                                                  EXHIBIT 23.01

                              Acknowledgment Letter





The Board of Directors
Life Re Corporation


We are aware of the incorporation by reference in the Registration Statements (Form S-8s: Numbers 33-54138, 33-80251, and 33-80737) pertaining to The Life Re Corporation Stock Investment Plan, The Life Re Corporation Stock Option Plan and The Life Re Corporation 1993 Non-Employee Directors Stock Option Plan, respectively, and in the Registration Statement (Form S-3 Number No. 333-35031) pertaining to the registration of shares of common stock in connection with certain employees' restricted stock grant of our report dated October 30, 1997 relating to the unaudited condensed consolidated interim financial statements of Life Re Corporation that are included in its Form 10-Q for the quarter ended September 30, 1997.



                                    /s/ ERNST & YOUNG LLP
                                    --------------------------
                                    ERNST & YOUNG LLP

Stamford, Connecticut
October 30, 1997


                                       17